Filed pursuant to Rule 424(b)(5)

Registration No. 333-278867

Prospectus Supplement

(To prospectus dated April 25, 2024)

$4,450,000

Common Stock

We have entered into an At The Market Offering Agreement (the “Offering Agreement”), dated August 2, 2024, with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”), as sales agent relating to the sale of our shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,450,000 from time to time through Wainwright acting as our sales agent.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Wainwright a commission of 3.0% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the Offering Agreement. In connection with the sale of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution”.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AWH.” On August 1, 2024, the closing price of one share of our common stock on the Nasdaq Capital Market was $1.31 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $34,882,627, which was calculated based on 16,062,939 shares of common stock outstanding as of August 2, 2024, of which 2,165,478 shares were held by affiliates, and a price of $2.51 per share, which was the closing price of our common stock on the Nasdaq Capital Market on June 3, 2024. $1,599,985 of securities have been issued by us pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investment in our common stock involves risks. See the section entitled “RISK FACTORS” on page S-9 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 2, 2024.

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2024 and declared effective on April 25, 2024. Under this “shelf” registration process, we may offer and sell any combination of the securities described in the accompanying prospectus, from time to time, in one or more offerings, in an aggregate amount not to exceed $100,000,000. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $4,450,000, at prices and on terms to be determined by market conditions at the time of the offering. The $4,450,000, of shares of our common stock that may be sold under this prospectus supplement are included in the $100,000,000 of securities that may be sold under the registration statement. This prospectus supplement describes the specific details regarding this offering, including the amount of our common stock being offered, the risks of investing in our common stock, and other items.

This document is in two parts. This prospectus supplement contains specific information about the terms of this offering, including the types, amounts and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update or change information contained in the accompanying prospectus and the documents incorporated by reference therein. This prospectus supplement may be updated or supplemented. The accompanying prospectus gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to the “Company,” refer to Aspira Women’s Health Inc. and its consolidated subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Wainwright has not, authorized anyone to provide you with information that is different. We and Wainwright take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common stock.

SPECIAL Note Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties.

These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which this prospectus supplement is filed with the Securities and Exchange Commission (the “SEC”), and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such date. Forward-looking statements in this prospectus supplement and any documents incorporated by reference herein include, but are not limited to, statements about:

•
projections or expectations regarding our future test volumes, revenue, price, cost of revenue, operating expenses, research and development expenses, gross profit margin, cash flow, results of operations and financial condition;
•
our ability to regain compliance with and maintain the listing of our Common Stock with The Nasdaq Capital Market’s continuing listing standards;
•
our plan to broaden our commercial focus from ovarian cancer to differential diagnosis of women with a range of gynecological diseases, including additional pelvic disease conditions such as endometriosis, adenomyosis fibroids and benign pelvic mass monitoring;
•
our planned business strategy and the anticipated effects thereof, including partnerships such as those based on our Aspira Synergy platform, specimen or research collaborations, licensing arrangements and distribution agreements;
•
plans to expand our current or future products to markets outside of the United States;
•
plans to develop new algorithms, molecular diagnostic tests, products and tools and otherwise expand our product offerings;
•
plans to develop, launch and establish payer coverage and secure contracts for current and new products, including EndoCheck, EndoMDx and OvaMDx;
•
expectations regarding local and/or national coverage under Novitas, our Medicare Administrative Carrier;
•
anticipated efficacy of our products, product development activities and product innovations, including our ability to improve sensitivity and specificity over traditional diagnostics;
•
expected competition in the markets in which we operate;
•
plans with respect to Aspira Labs, Inc. (“Aspira Labs”), including plans to expand or consolidate Aspira Labs’ testing capabilities, specifically, molecular lab capabilities;
•
expectations regarding continuing future services provided by Quest Diagnostics Incorporated;
•
expectations regarding continuing future services provided by BioReference Health, LLC;
•
plans to develop informatics products as laboratory developed tests (“LDTs”) and potential Food and Drug Administration (“FDA”) oversight changes of LDTs;
•
expectations regarding existing and future collaborations and partnerships for our products, including plans to enter into decentralized arrangements for our Aspira Synergy platform and to provide and expand access to our risk assessment tests;
•
plans regarding future publications and presentations;
•
expectations regarding potential collaborations with governments, legislative bodies and advocacy groups to enhance awareness and drive policies to provide broader access to our tests;

•
our ability to continue to comply with applicable governmental regulations, including regulations applicable to the operation of our clinical lab, expectations regarding pending regulatory submissions and plans to seek regulatory approvals for our tests within the United States and internationally, as applicable;
•
our continued ability to expand and protect our intellectual property portfolio;
•
anticipated liquidity and capital requirements;
•
anticipated future losses and our ability to continue as a going concern;
•
expectations regarding raising capital and the amount of financing anticipated to be required to fund our planned operations;
•
expectation regarding retention and recruitment of top talent;
•
expectations regarding the results of our clinical research studies and our ability to recruit patients to participate in such studies;
•
our ability to use our net operating loss carryforwards and anticipated future tax liability under U.S. federal and state income tax legislation;
•
expected market adoption of our current and prospective diagnostic tests, including Ova1, Overa, Ova1Plus, OvaWatch, EndoCheck, EndoMDx and OvaMDx, as well as our Aspira Synergy platform;
•
expectations regarding our ability to launch new products we develop, license, co-market or acquire;
•
expectations regarding the size of the markets for our products;
•
expectations regarding reimbursement for our products, and our ability to obtain such reimbursement, from third-party payers such as private insurance companies and government insurance plans;
•
potential plans to pursue clearance designation with the FDA with respect to EndoCheck, OvaWatch, EndoMDx and OvaMDx;
•
expected potential target launch timing for future products;
•
expectations regarding compliance with federal and state laws and regulations relating to billing arrangements conducted in coordination with laboratories;
•
plans to advocate for legislation and professional society guidelines to broaden access to our products and services;
•
ability to protect and safeguard against cybersecurity risks and breaches; and
•
expectations regarding the results of our academic research agreements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.

Other sections of this prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties, including those discussed in “Risk Factors” on page S-9 of this prospectus supplement and elsewhere in this prospectus supplement, that could cause actual results to differ materially from those projected in such forward-looking statements due to various factors, including our ability to continue as a going concern; our ability to comply with Nasdaq’s continued listing requirements; impacts resulting from potential changes to coverage of Ova1 through our Medicare Administrative Carrier for Ova1; anticipated use of capital and its effects; our ability to increase the volume of our product sales; failures by third-party payers to reimburse for our products and services or changes to reimbursement rates; our ability to continue developing existing technologies and to develop, protect and promote our proprietary technologies; plans to develop and perform LDTs; our ability to comply with FDA regulations that relate to our products and to obtain any FDA clearance or approval required to develop and commercialize medical devices; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; or our suppliers’ ability to comply with FDA requirements for production, marketing and post-market monitoring of our products; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; in the event that we succeed in commercializing our products outside the United States, the political, economic and other conditions affecting other countries; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of Aspira Labs; our ability to use our net operating loss carryforwards; our ability to use intellectual property; our ability to successfully defend our proprietary technology against third parties; our ability to obtain licenses in the event a third party successfully asserts proprietary rights; the liquidity and trading volume of our Common Stock; the concentration of ownership of our Common Stock; our ability to retain key employees; our ability to secure additional capital on acceptable terms to execute our business plan; business interruptions; the effectiveness and availability of our information systems; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; future litigation against us, including infringement of intellectual property and product liability exposure; and additional costs that may be required to make further improvements to our laboratory operations. These and other risks and assumptions are outlined under “Risk Factors” contained in this prospectus and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and our most recent filed Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in this prospectus or referenced in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information By Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

Prospectus Supplement Summary

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, including the material referenced and the information included under the heading “Risk Factors.” You should also carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Our Company

We are dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

Our commercially available portfolio includes OvaWatch and the Ova1Plus workflow, offered to clinicians as OvaSuite. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer for the more than 1.2 million women in the United States diagnosed with an adnexal mass each year. OvaWatch is used to assess ovarian cancer risk for women with an adnexal mass where their initial clinical assessment indicates the mass is indeterminate or benign. With a negative predictive value of 99%, OvaWatch can help physicians determine the appropriate care pathway. The Ova1Plus workflow is designed to assess the risk of ovarian malignancy in women with adnexal masses who are planned for surgery and uses two FDA-cleared tests, Ova1 as the primary test and Overa as a reflex for Ova1 intermediate range results.

We plan to broaden our focus to the differential diagnosis of other gynecologic diseases that typically cannot be assessed through traditional non-invasive clinical procedures. We expect to continue commercializing our existing and new technology and to distribute our tests including through our decentralized technology transfer service platform, Aspira Synergy. We also intend to continue to raise public awareness regarding the diagnostic superiority of the Ova1Plus workflow as compared to CA-125 on its own for all women with adnexal masses, as well as the superior performance of machine learning algorithms in detecting ovarian cancer in different racial and ethnic populations. We plan to continue to expand access to our tests among Medicaid patients as part of our corporate mission to make the best care available to all women, and we plan to advocate for legislation and the adoption of our technology in professional society guidelines to provide broad access to our products and services.

We are focused on commercializing our products and have established medical and advisory support and a Key Opinion Leader Network aligned with our territories in the U.S. In addition, we added to our direct salesforce, and in 2021, we put Ova1 on our global testing platform, Aspira Synergy. This platform allows tests to be deployed internationally as well as run by clients in the United States at major customer sites. In 2024, we plan to continue our efforts to commercialize the Ova1Plus workflow by utilizing select partnerships for distribution and expanding our managed care coverage and contracts in select markets.

Recent Developments

On July 1, 2024, we received written notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that for the last 30 consecutive business days prior to the date of the Notice, our minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to

Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq has provided us with 180 calendar days, or until December 30, 2024 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If the Company regains compliance with the MVLS Requirement, Nasdaq will provide written confirmation to the Company and close the matter.

The Notice does not result in the delisting of our common stock from the Nasdaq Capital Market. To regain compliance with the MVLS Requirement, the market value of our common stock must meet or exceed $35.0 million for a minimum of 10 consecutive business days during the 180-day grace period ending on the Compliance Date, unless the Staff exercises its discretion to extend this ten consecutive business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). We are evaluating potential actions to regain compliance with the MVLS Requirement and intend to actively monitor the market value of its listed securities. We may also, if appropriate, consider other options to regain compliance with Nasdaq’s continued listing standard such as by increasing our stockholders’ equity to at least $2.5 million.

In the event that we do not regain compliance prior to the Compliance Date, we will receive written notification that our securities are subject to delisting, at which point we may appeal the delisting determination.

There can be no assurance that we will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

On June 30, 2024, we entered into a securities purchase agreement with certain existing accredited shareholders and Company insiders for the issuance and sale in a private placement of (i) 1,264,739 shares of our common stock and (ii) warrants (the “Common Warrants”) shares of common stock, at a purchase price of $1.53 per share of common stock and accompanying warrants. The Common Warrants are exercisable at an exercise price of $2.25 per share and are immediately exercisable upon issuance for the term of three years. Gross proceeds from the private placement were approximately $1.9 million.

On July 31, 2024, we entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holder (the “Holder”) of (i) a warrant to purchase 311,111 shares of common stock dated August 22, 2022 (the “August 2022 Warrant”) and (ii) a warrant to purchase 1,400,000 shares of common stock dated January 26, 2024 (the “January 2024 Warrant”) pursuant to which the Holder agreed to exercise in cash the August 2022 Warrant and the January 2024 Warrant at a reduced exercise price of $1.25 per share (reduced from $4.13 per share for the August 2022 Warrant and $4.13 for the January 2024 Warrant), for gross proceeds to us of approximately $2.14 million. As an inducement to such exercise, we agreed to issue to the Holder unregistered warrants to purchase up to 2,566,667 shares of common stock at an exercise price of $1.36, immediately exercisable upon issuance, for a term of five years.

Corporate Information

We were originally incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and the inclusion of our website address is an inactive textual reference only.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Aspira Women’s Health Inc.
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $4,450,000.
Common stock to be outstanding after this offering(1)

Up to 19,416,783 shares, after giving effect to the assumed sale of 3,396,947 shares of our common stock at a price of $1.31 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 1, 2024. The actual number of shares issued will depend on the price at which shares are sold from time to time during this offering.

Form of offering

The Sales Agent may, according to the terms of the Offering Agreement, sell the shares of our common stock offered under this prospectus supplement in an “at-the-market” offering. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Nasdaq Capital Market symbol	AWH
Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “USE OF PROCEEDS.”
Risk factors

See “RISK FACTORS” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1) The number of shares of our common stock outstanding is based on an aggregate of 16,062,939 shares of our common stock outstanding as of August 2, 2024 and excludes:

●	971,990 shares of common stock issuable upon the exercise of outstanding options as of August 2, 2024, having a weighted average exercise price of $12.61 per share;
●	25,277 shares of common stock issuable for outstanding restricted stock units as of August 2, 2024;
●	786,985 shares of common stock issuable upon the exercise of outstanding warrants as of August 2, 2024, having a weighted average exercise price of $9.12 per share; and
●	889,225 shares of common stock reserved for future issuance pursuant to our existing stock incentive plan.

Risk Factors

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations, financial condition or results of operations. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 and the financial statements and related notes filed therewith.

Risks Related to this Offering

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

On July 1, 2024, we received written notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying us that for the last 30 consecutive business days prior to the date of the Notice, our minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq has provided us with 180 calendar days, or until December 30, 2024 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If we regain compliance with the MVLS Requirement, Nasdaq will provide written confirmation to us and close the matter.

In the event that we do not regain compliance prior to the Compliance Date, we will receive written notification that our securities are subject to delisting, at which point we may appeal the delisting determination. If Nasdaq determines to delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

•
the liquidity of our common stock;
•
the market price of our common stock;
•
our ability to obtain financing for the continuation of our operations;
•
the number of investors that will consider investing in our common stock;
•
the number of market makers in our common stock;

•
the availability of information concerning the trading prices and volume of our common stock; and
•
the number of broker-dealers willing to execute trades in shares of our common stock.

If we do not meet the continued listing standards of the Nasdaq Capital Market, our common stock could be delisted from trading, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Our common stock is listed on the Nasdaq Capital Market, which imposes continued listing requirements with respect to listed shares. The listing standards of the Nasdaq Capital Market provide, among other things, that a company may be delisted if the bid price of its stock drops below $1.00 for a period of 30 consecutive business days. If we fail to maintain compliance with the continued listing requirements, including the minimum bid price requirement, and Nasdaq determines to delist our common stock, the delisting could adversely affect the market price and liquidity of our common stock and reduce our ability to raise additional capital, and we would, in such event, be unable to sell shares under the Offering Agreement.

Our stock price has been, and may continue to be, highly volatile.

The trading price of our common stock has been highly volatile. During the 12 months ended December 31, 2023, the closing trading price of our common stock ranged from a high of $8.70 per share to a low of $2.40 per share. Between January 1, 2024 and July 31, 2024, the closing trading price of our common stock ranged from $0.94 to $5.63. The trading price of our common stock could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•failure to significantly increase revenue and volumes of OvaSuite or Aspira Synergy;

•actual or anticipated period-to-period fluctuations in financial results;

•failure to achieve, or changes in, financial estimates by securities analysts;

•announcements or introductions of new products or services or technological innovations by us or our competitors;

•failure to complete clinical studies that validate clinical utility sufficiently to increase positive medical policy among payers at large;

•publicity regarding actual or potential discoveries of biomarkers by others;

•comments or opinions by securities analysts or stockholders;

•the inclusion of our common stock in stock market indices such as the Russell 3000 Index;

•conditions or trends in the pharmaceutical, biotechnology or life science industries;

•announcements by us of significant acquisitions and divestitures, strategic partnerships, joint ventures or capital commitments;

•developments regarding our patents or other intellectual property or that of our competitors;

•litigation or threat of litigation;

•additions or departures of key personnel;

•limited daily trading volume;

•our ability to continue as a going concern;

•economic and other external factors, disasters or crises; and

•our announcement of future fundraisings.

In addition, the stock market in general and the market for diagnostic technology companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our attention and our resources.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and/or cause the price of our common stock to decline.

You may incur substantial dilution as a result of this offering and future equity issuances.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,396,947 shares of our common stock are sold at a price of $1.31 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 1, 2024, for aggregate gross proceeds of approximately $4,450,000, after deducting estimated aggregate expenses and sales agent discounts payable by us, you will experience immediate dilution of $0.94 per share, after giving pro forma effect to (i) the issuance and sale of 1,264,739 shares of common stock and warrants to purchase 1,264,739 shares of common stock for gross proceeds of approximately $1.9 million in our private placement transaction pursuant to that certain Securities Purchase Agreement dated June 30, 2024, and (ii) the issuance of 1,711,111 shares of common stock at a reduced exercise price of $1.25 per share upon the exercise of certain warrants originally issued in August 2022 and January 2024 for gross proceeds of approximately $2.14 million and the issuance of warrants to purchase up to 2,566,667 shares of common stock, pursuant to that certain Warrant Inducement Agreement dated July 31, 2024 and after giving further effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “DILUTION” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common stock in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of the shares they purchase in this offering as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent to sell shares of our common stock at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Sales Agent after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be sold or the gross proceeds to be raised in connection with those sales.

Use of Proceeds

We may issue and sell shares of our common stock having an aggregate offering price of up to $4,450,000 from time to time using this prospectus supplement. The amount of proceeds we will receive from this offering, if any, will depend upon the number of shares of common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Offering Agreement with the Sales Agent.

We currently intend to use the net proceeds from the sale of the common stock offered under this prospectus supplement for working capital and general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock.

Pending any use, as described above, we plan to deposit the net proceeds in money market accounts with our primary bank or otherwise invest the net proceeds in high-quality, short-term, interest-bearing securities.

Dilution

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2024 was approximately ($1,363,000), or ($0.11) per share of common stock.

Our pro forma net tangible book value on March 31, 2024 was approximately $2,711,000, or $0.18 per share, after giving effect to (i) the issuance and sale of 1,264,739 shares of common stock and warrants to purchase 1,264,739 shares of common stock for gross proceeds of approximately $1.9 million in our private placement transaction pursuant to that certain Securities Purchase Agreement dated June 30, 2024, and (ii) the issuance of 1,711,111 shares of common stock at a reduced exercise price of $1.25 per share upon the exercise of certain warrants originally issued in August 2022 and January 2024 for gross proceeds of approximately $2.14 million and the issuance of warrants to purchase up to 2,566,667 shares of common stock, pursuant to that certain Warrant Inducement Agreement dated July 31, 2024. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 3,396,947 shares of our common stock in the aggregate amount of $4,450,000 in this offering at an assumed public offering price of $1.31 per share (which was the last reported sale price of shares of our common stock on the Nasdaq Capital Market on August 1, 2024), and after deducting estimated offering expenses and sales agent discounts payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $6,907,000, or approximately $0.37 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.19 per share to existing stockholders and an immediate dilution of approximately $0.94 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share of common stock offered		$1.31

Historical net tangible book value as of March 31, 2024	($0.11)

Pro forma net tangible book value per share of common stock as of March 31, 2024	$0.18

Increase in pro forma net tangible book value per share attributable to new investors	$0.19

Pro forma as adjusted net tangible book value per share as of March 31, 2024		$0.37
Dilution per share to new investors		$0.94

The table above assumes for illustrative purposes that an aggregate of 3,396,947 shares of our common stock are sold at a price of $1.31 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 1, 2024, for aggregate net proceeds of approximately $4,197,000 after deducting estimated offering expenses and sales agent discounts payable by us. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.31 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,450,000 is sold at that price, would increase our pro forma as adjusted net tangible book value per share after this offering to $0.38 per share and would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $1.18 per share, after deducting estimated offering expenses and sales agent discounts payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.31 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,450,000 is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after this offering to $0.35 per share and would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $0.71 per share, after deducting estimated offering expenses and sales agent discounts payable by us.

The number of shares of our common stock outstanding is based on an aggregate of 12,344,104 shares of our common stock outstanding as of March 31, 2024 and excludes:

●	825,276 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, having a weighted average exercise price of $14.91 per share;
●	42,777 shares of common stock issuable for outstanding restricted stock units as of March 31, 2024;
●	2,370,985 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024, having a weighted average exercise price of $5.79 per share; and
●	66,542 shares of common stock reserved for future issuance pursuant to our existing stock incentive plan.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to the new investors.

Plan of Distribution

We have entered into the Offering Agreement, dated as of August 2, 2024, with Wainwright as sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $4,450,000 from time to time through Wainwright acting as our sales agent.

The Offering Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Offering Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $2,500 per due diligence update session conducted in connection with each such date we file our Quarterly Reports on Form 10-Q and $5,000 per due diligence session conducted in connection with each such date we file our Annual Report on Form 10-K, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Offering Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Offering

Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Offering Agreement. A copy of the Offering Agreement is included as an exhibit to the Current Report on Form 8-K filed on August 2, 2024.

The transfer agent for our common stock is Broadridge Financial Solutions, Inc. Our common stock is listed on Nasdaq Capital Market under the symbol “AWH.”

Legal Matters

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Sheppard Mullin Richter & Hampton LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the Sales Agent in connection with this offering.

Experts

The consolidated financial statements of Aspira Women’s Health Inc. (the “Company”) as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.aspirawh.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

● incorporated documents are considered part of this prospectus supplement;

● we are disclosing important information to you by referring you to those documents; and

● information that we file with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement, and (ii) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn:

•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2024;
•
our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 15, 2024;

•
those portions of our Definitive Proxy Statement on Schedule 14A filed on April 1, 2024, that are deemed “filed” with the SEC;
•
our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 25, 2024 (except for Item 2.02), January 26, 2024 (except for Item 2.02), March 21, 2024, March 25, 2024, April 26, 2024 (2), May 14, 2024, June 7, 2024, June 27, 2024, July 2, 2024, July 5, 2024, July 29, 2024 and July 31, 2024; and
•
the description of our Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2023

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

You should not assume that the information in this prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

$100,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Offered, from time to time, by Aspira Women’s Health Inc.

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “AWH.” On April 17, 2024, the last reported sale price of our common stock was $3.49 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

As of April 17, 2024, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $46.5 million, based upon 10,434,094 shares of our outstanding common stock held by non-affiliates at the per share price of $4.46, the closing sale price of our common stock on Nasdaq on February 23, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. We have sold $11,147,845.23 of securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 25, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.00. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Aspira,” “the Company,” “we,” “us,” “our” and similar references refer to Aspira Women’s Health Inc.

Our Company

We are dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

Our commercially available portfolio includes OvaWatch and the Ova1Plus workflow, offered to clinicians as OvaSuite. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer for the more than 1.2 million women in the United States diagnosed with an adnexal mass each year. OvaWatch is used to assess ovarian cancer risk for women with an adnexal mass where their initial clinical assessment indicates the mass is indeterminate or benign. With a negative predictive value of 99%, OvaWatch can help physicians determine the appropriate care pathway. The Ova1Plus workflow is designed to assess the risk of ovarian malignancy in women with adnexal masses who are planned for surgery and uses two FDA-cleared tests, Ova1 as the primary test and Overa as a reflex for Ova1 intermediate range results.

We plan to broaden our focus to the differential diagnosis of other gynecologic diseases that typically cannot be assessed through traditional non-invasive clinical procedures. We expect to continue commercializing our existing and new technology and to distribute our tests including through our decentralized technology transfer service platform, Aspira Synergy. We also intend to continue to raise public awareness regarding the diagnostic superiority of the Ova1Plus workflow as compared to CA-125 on its own for all women with adnexal masses, as well as the superior performance of machine learning algorithms in detecting ovarian cancer in different racial and ethnic populations. We plan to continue to expand access to our tests among Medicaid patients as part of our corporate mission to make the best care available to all women, and we plan to advocate for legislation and the adoption of our technology in professional society guidelines to provide broad access to our products and services.

We are focused on commercializing our products and have established medical and advisory support and a Key Opinion Leader Network aligned with our territories in the U.S. In addition, we added to our direct salesforce, and in 2021, we put Ova1 on our global testing platform, Aspira Synergy. This platform allows tests to be deployed internationally as well as run by clients in the United States at major customer sites. In 2024, we plan to continue our efforts to commercialize the Ova1Plus workflow by utilizing select partnerships for distribution and expanding our managed care coverage and contracts in select markets.

Corporate Information

We were originally incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.comwhere general information about us is available. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and the inclusion of our website address is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

The Securities We May Offer

We may offer any securities described in this prospectus, either individually or in combination with other securities, up to a total dollar amount of $100,000,000.00 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

• designation or classification;

• aggregate principal amount or aggregate offering price;

• maturity date, if applicable;

• original issue discount, if any;

• rates and times of payment of interest or dividends, if any;

• redemption, conversion, exercise, exchange or sinking fund terms, if any;

• ranking;

• restrictive covenants, if any;

• voting or other rights, if any;

• conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

• material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

• the names of those agents or underwriters;

• applicable fees, discounts and commissions to be paid to them;

• details regarding overallotment options, if any; and

• the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbols “AWH.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties.

These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which this prospectus supplement is filed with the Securities and Exchange Commission (the “SEC”), and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such date. Forward-looking statements in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein, include, but are not limited to, statements about:

• projections or expectations regarding our future test volumes, revenue, price, cost of revenue, operating expenses, research and development expenses, gross profit margin, cash flow, results of operations and financial condition;

• the ability to maintain the listing of our common stock and public warrants on the Nasdaq Capital Market; and

• our plan to broaden our commercial focus from ovarian cancer to differential diagnosis of women with a range of gynecological diseases, including additional pelvic disease conditions such as endometriosis, adenomyosis fibroids and benign pelvic mass monitoring;

• our planned business strategy and the anticipated effects thereof, including partnerships such as those based on our Aspira Synergy platform, specimen or research collaborations, licensing arrangements and distribution agreements;

• plans to expand our current or future products to markets outside of the United States;

• plans to develop new algorithms, molecular diagnostic tests, products and tools and otherwise expand our product offerings;

• plans to develop, launch and establish payer coverage and secure contracts for current and new products, including EndoCheck, EndoMDx and OvaMDx;

• expectations regarding local and/or national coverage under Novitas, our Medicare Administrative Carrier;

• anticipated efficacy of our products, product development activities and product innovations, including our ability to improve sensitivity and specificity over traditional diagnostics;

• expected competition in the markets in which we operate;

• plans with respect to Aspira Labs, Inc. (“Aspira Labs”), including plans to expand or consolidate Aspira Labs’ testing capabilities, specifically, molecular lab capabilities;

• expectations regarding continuing future services provided by Quest Diagnostics Incorporated;

• expectations regarding continuing future services provided by BioReference Health, LLC;

• plans to develop informatics products as laboratory developed tests (“LDTs”) and potential Food and Drug Administration (“FDA”) oversight changes of LDTs;

• expectations regarding existing and future collaborations and partnerships for our products, including plans to enter into decentralized arrangements for our Aspira Synergy platform and to provide and expand access to our risk assessment tests;

• plans regarding future publications and presentations;

• expectations regarding potential collaborations with governments, legislative bodies and advocacy groups to enhance awareness and drive policies to provide broader access to our tests;

• our ability to continue to comply with applicable governmental regulations, including regulations applicable to the operation of our clinical labs, expectations regarding pending regulatory submissions and plans to seek regulatory approvals for our tests within the United States and internationally, as applicable;

• our continued ability to expand and protect our intellectual property portfolio;

• anticipated liquidity and capital requirements;

• anticipated future losses and our ability to continue as a going concern;

• expectations regarding raising capital and the amount of financing anticipated to be required to fund our planned operations;

• expectation regarding attribution and recruitment of top talent;

• expectations regarding the results of our clinical research studies and our ability to recruit patients to participate in such studies;

• our ability to use our net operating loss carryforwards and anticipated future tax liability under U.S. federal and state income tax legislation;

• expected market adoption of our current and prospective diagnostic tests, including Ova1, Overa, Ova1Plus, EndoCheck, EndoMDx and OvaMDx, as well as our Aspira Synergy platform;

• expectations regarding our ability to launch new products we develop or license, co-market or acquire;

• expectations regarding the size of the markets for our products;

• expectations regarding reimbursement for our products, and our ability to obtain such reimbursement, from third-party payers such as private insurance companies and government insurance plans;

• potential plans to pursue clearance designation with the FDA with respect to EndoCheck and OvaWatch;

• expected potential target launch timing for future products;

• expectations regarding compliance with federal and state laws and regulations relating to billing arrangements conducted in coordination with laboratories;

• plans to advocate for legislation and professional society guidelines to broaden access to our products and services;

• ability to protect and safeguard against cybersecurity risks and breaches;

• plans to use samples received from the University of Oxford in verifying and validating our endometriosis blood test algorithms; and

• expectations regarding the results of our academic research agreements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

Other sections of this prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties, including those discussed in “Risk Factors” on page 5 of this prospectus supplement, that could cause actual results to differ materially from those projected in such forward-looking statements due to various factors, including our ability to continue as a going concern; our ability to comply with Nasdaq’s continued listing requirements; impacts resulting from potential changes to coverage of Ova1 through our Medicare Administrative Carrier for Ova1; anticipated use of capital and its effects; our ability to increase the volume of our product sales; failures by third-party payers to reimburse for our products and services or changes to reimbursement rates; our ability to continue developing existing technologies and to develop, protect and promote our proprietary technologies; plans to develop and perform LDTs; our ability to comply with FDA regulations that relate to our products and to obtain any FDA clearance or approval required to develop and commercialize medical devices; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; or our suppliers’ ability to comply with FDA requirements for production, marketing and post-market monitoring of our products; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; in the event that we succeed in commercializing our products outside the United States, the political, economic and other conditions affecting other countries; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of Aspira Labs; our ability to use our net operating loss carryforwards; our ability to use intellectual property; our ability to successfully defend our proprietary technology against third parties; our ability to obtain licenses in the event a third party successfully asserts proprietary rights; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; our ability to retain key employees; our ability to secure additional capital on acceptable terms to execute our business plan; business interruptions; the effectiveness and availability of our information systems; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; future litigation against us, including infringement of intellectual property and product liability exposure; and additional costs that may be required to make further improvements to our laboratory operations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and on the provisions of our Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010, as amended effective June 19, 2014, June 11, 2020, February 6, 2023 and May 11, 2023 (our “Certificate of Incorporation”), and our Sixth Amended and Restated Bylaws, effective June 11, 2020, as amended effective February 23, 2022 (our “Bylaws”). This information is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, our Bylaws, our existing warrants and the existing stockholders agreement. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of April 17, 2024, 12,344,104 shares of our common stock were outstanding, 78,351 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our employee stock plans, which excludes 813,467 shares of our common stock that were subject to outstanding options and 42,777 restricted stock units. As of April 17, 2024, we had 41 registered holders of record of our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable. As described under “Stockholders Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

As of April 17, 2024, there were no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our Board of Directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Warrants

On August 25, 2022, we issued warrants to purchase 799,985 of shares of common stock, all of which were outstanding as of December 31, 2023. 433,321 of such warrants, which expire on August 25, 2027, have an exercise price of $13.20. The remaining 366,664 of such warrants were amended as of January 26, 2024, to adjust the applicable exercise price from $13.20 to $4.13 and to extend the termination date from August 25, 2027 to January 26, 2029.

On January 26, 2024, we issued pre-funded warrants to purchase 200,000 shares of common stock, which are exercisable at any time after the date of issuance at an exercise price of $0.0001, as well as warrants to purchase 1,571,000 shares of common stock, which are exercisable beginning six months after issuance and expires on July 26, 2029.

Stockholders Agreement

In connection with a private placement in May 2013, we entered into a stockholders agreement with the purchasers named therein (the “Stockholders Agreement”). Pursuant to and subject to the terms of the Stockholders Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. We believe that the rights of one of the primary investors have terminated. As a result, the remaining investor, whose rights have yet to be terminated, may participate in future equity offerings made pursuant to this prospectus.

In addition, the Stockholders Agreement prohibits the Company from taking material actions without the consent of at least one of the two primary investors (Jack W. Schuler, as the only investor still holding these rights). These material actions include:

• making any acquisition with value greater than $2 million;

• entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

• submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board of Directors;

• offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

• amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;

• taking any action that would result in a change in control of ASPIRA or an insolvency event;

• paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

• adopting or amending any stockholder rights plan.

In addition, the primary investor received the right to designate a person to serve on our Board of Directors. The investor has not exercised this right for 2023. These rights terminate for such investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

• before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

• upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

• following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our Board of Directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, and the amendment of any of the provisions of our Bylaws described in the immediately preceding paragraph would require approval by our Board of Directors or the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

Transfer Agent

The transfer agent for our common stock is Broadridge Financial Solutions, Inc.

Listing

Our common stock is listed on Nasdaq under the symbol “AWH.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

• the title of the series of debt securities;

• any limit upon the aggregate principal amount that may be issued;

• the maturity date or dates;

• the form of the debt securities of the series;

• the applicability of any guarantees;

• whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

• whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

• if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

• the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

• our right, if any, to defer payment of interest and the maximum length of any such deferral period;

• if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

• the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

• the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

• any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

• whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

• if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

• if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

• additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

• additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

• additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

• additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

• additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

• the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

• whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

• the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

• any restrictions on transfer, sale or assignment of the debt securities of the series; and

• any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

• if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

• if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

• if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

• if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

• the direction so given by the holder is not in conflict with any law or the applicable indenture; and

• subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

• the holder has given written notice to the trustee of a continuing event of default with respect to that series;

• the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

• such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

• the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

• to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

• to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

• to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

• to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

• to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

• to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

• to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

• to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

• to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

• extending the fixed maturity of any debt securities of any series;

• reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

• reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

• provide for payment;

• register the transfer or exchange of debt securities of the series;

• replace stolen, lost or mutilated debt securities of the series;

• pay principal of and premium and interest on any debt securities of the series;

• maintain paying agencies;

• hold monies for payment in trust;

• recover excess money held by the trustee;

• compensate and indemnify the trustee; and

• appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

• issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

• register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete warrant agreement and warrant certificate, as applicable, and any supplemental agreements, which contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

• the offering price and aggregate number of warrants offered;

• the currency for which the warrants may be purchased;

• if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

• in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

• in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

• the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

• the terms of any rights to redeem or call the warrants;

• the terms of any rights to force exercise of the warrants;

• any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

• the dates on which the right to exercise the warrants will commence and expire;

• the manner in which the warrant agreements and warrants may be modified;

• a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

• the terms of the securities issuable upon exercise of the warrants;

• any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

• Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

• in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

• in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock, preferred stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of the date of this prospectus, we had no rights outstanding.

We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

• the date of determining the stockholders entitled to the rights distribution;

• the securities purchasable upon exercise of the rights;

• the exercise price;

• the aggregate number of rights issued;

• the date, if any, on and after which the rights will be separately transferable;

• the date on which the right to exercise the rights will commence, and the date on which the right will expire;

• a discussion of certain U.S. federal income tax considerations applicable to the rights; and

• any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the rights and any rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part, from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

• the title of the series of units;

• identification and description of the separate constituent securities comprising the units;

• the price or prices at which the units will be issued;

• the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

• a discussion of certain U.S. federal income tax considerations applicable to the units; and

• any other terms of the units and their constituent securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

• the performance of third-party service providers;

• how it handles securities payments and notices;

• whether it imposes fees or charges;

• how it would handle a request for a holder’s consent, if ever required;

• whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

• how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

• if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

• an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

• an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

• an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

• an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

• the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

• we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

• the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

• financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

• if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

• if we notify any applicable trustee that we wish to terminate that global security; or

• if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities described herein from time to time in one or more offerings, by a variety of methods, including the following:

• on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including on Nasdaq;

• in the over-the-counter market;

• in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

• through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

• through short sales;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• by pledge to secure debts or other obligations;

• a combination of any of these methods; or

• by any other method permitted pursuant to applicable law.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed;

• at market prices prevailing at the time of sale;

• at prices related to such prevailing market prices;

• at varying prices determined at the time of sale; or

• at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

• the name or names of any underwriters, dealers, agents or other purchasers;

• the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

• any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

• any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

• any public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers; and

• any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

All securities we may offer, other than common stock and the Warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (the “Company”) as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that may be offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public at our website at www.aspirawh.com.

Information on the Company’s website, any subsection, page, or other subdivision of the Company’s website, or any website linked to by content on the Company’s website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference herein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34810):

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2024;

our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 25, 2024, January 26, 2024, March 21, 2024 and March 25, 2024; and

the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

_________________________

$4,450,000

Common Stock

PROSPECTUS SUPPLEMENT

_________________________

H.C. Wainwright & Co.

August 2, 2024